    As filed with the Securities and Exchange Commission on December 14, 2001

                                                    Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                              ANALOG DEVICES, INC.
             (Exact Name of Registrant as Specified in Its Charter)

            MASSACHUSETTS                               04-2348234
  (State or Other Jurisdiction of           (I.R.S. Employer Identification No.)
   Incorporation or Organization)

         ONE TECHNOLOGY WAY
       NORWOOD, MASSACHUSETTS                            02062-9106
(Address of Principal Executive Offices)                (Zip Code)

                              ANALOG DEVICES, INC.
                       2001 BROAD-BASED STOCK OPTION PLAN
                            (Full Title of the Plan)

                             PAUL P. BROUNTAS, ESQ.
                                HALE AND DORR LLP
                                 60 STATE STREET
                           BOSTON, MASSACHUSETTS 02109
                     (Name and address of agent for service)

                                 (617) 526-6000
          (Telephone Number, Including Area Code, of Agent For Service)

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------
 Title Of Securities To       Amount To Be          Proposed Maximum       Proposed Maximum           Amount of
     Be Registered            Registered(1)        Offering Price Per     Aggregate Offering      Registration Fee
                                                         Share                   Price
----------------------------------------------------------------------------------------------------------------------
Common Stock, $0.16-2/3        50,000,000              $43.98(2)           $2,199,000,000(2)          $525,561
  par value per share
----------------------------------------------------------------------------------------------------------------------

(1) In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee and based upon the average of the high and low prices of the Registrant's Common Stock as reported on the New York Stock Exchange on December 13, 2001 in accordance with Rules 457(c) and 457(h) of the Securities Act of 1933, as amended.

PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         Item 1.  PLAN INFORMATION

         The information required by Item 1 is included in documents sent or given to participants in the 2001 Broad-Based Stock Option Plan of Analog Devices, Inc., a Massachusetts corporation (the "Registrant"), covered by this registration statement on Form S-8 (the "Registration Statement") pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").

         Item 2.  REGISTRANT INFORMATION AND EMPLOYEE ANNUAL PLAN INFORMATION

         The written statement required by Item 2 is included in documents sent or given to participants in the 2001 Broad-Based Stock Option Plan of the Registrant covered by this Registration Statement pursuant to Rule 428(b)(1) of the Securities Act.



PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         Item 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are on file with the Commission, are incorporated in this registration statement by reference:

        (1) The Registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

        (2) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report or the prospectus referred to in (1) above.

        (3) The description of the common stock of the Registrant, $0.16-2/3 par value per share (the "Common Stock"), contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

         Item 4.  DESCRIPTION OF SECURITIES

         Not applicable.

         Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Hale and Dorr LLP has opined as to the legality of the securities being offered by this Registration Statement. Paul P. Brountas, Esq., a partner of Hale and Dorr LLP, serves as Clerk of the Registrant.

         Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Article 6A of the Registrant's Restated Articles of Organization (the "Articles of Organization") provides for indemnification of directors and officers to the full extent permitted under Massachusetts law. Section 67 of Chapter 156B of the Massachusetts General Laws provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in the best interests of the corporation, provided that, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged not to be entitled to indemnification under
Section 67.

         Article 6A also provides for indemnification of directors and officers of the Registrant against liabilities and expenses in connection with any legal proceedings to which they may be made a party or with which they may become involved or threatened by reason of having been an officer or director of the Registrant or of any other organization at the request of the Registrant.
Article 6A generally provides that a director or officer of the Registrant (i) shall be indemnified by the Registrant for all expenses of such legal proceedings unless he has been adjudicated not to have acted in good faith in the reasonable belief that his action was in the best interests of the Registrant, and (ii) shall be indemnified by the Registrant for the expenses, judgments, fines and amounts paid in settlement and compromise of such proceedings. No indemnification will be made to cover costs of settlements and compromises if the Board determines by a majority vote of a quorum consisting of disinterested directors (or, if such quorum is not obtainable, by a majority of the disinterested directors of the Registrant), that such settlement or compromise is not in the best interests of the Registrant.

        Article 6A permits the payment by the Registrant of expenses incurred in defending a civil or criminal action in advance of its final disposition, subject to receipt of an undertaking by the indemnified person to repay such payment if it is ultimately determined that such person is not entitled to indemnification under the Articles of Organization. No advance may be made if the Board of Directors determines, by a majority vote of a quorum consisting of disinterested directors (or, if such quorum is not obtainable, by a majority of the disinterested directors of the Registrant), that such person did not act in good faith in the reasonable belief that his action was in the best interest of the Registrant.

        Article 6D of the Registrant's Articles of Organization provides that to the full extent permitted under Massachusetts law no director shall be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of a director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unauthorized distributions or loans under Section 61 or 62 of Chapter 156B, or (iv) for any transaction from which the director derived an improper personal benefit.

         The Registrant has directors and officers liability insurance for the benefit of its directors and officers.

         Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

                  Not applicable.

         Item 8.  EXHIBITS

                  The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

         Item 9.  UNDERTAKINGS

                  (a) The undersigned Registrant hereby undertakes:

                      (1) To file, during any period in which offers or sales
                          are being made, a post-effective amendment to this Registration Statement:

                          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                          (iii) To include any material information with respect
                                to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                      (2) That, for the purpose of determining any liability
                          under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                      (3) To remove from registration by means of a
                          post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norwood, Commonwealth of Massachusetts, on this 5th day of December, 2001.




                                            ANALOG DEVICES, INC.


                                            By: /s/ Jerald G. Fishman
                                                --------------------------------
                                                Jerald G. Fishman
                                                President and Chief
                                                Executive Officer


                                POWER OF ATTORNEY

         We, the undersigned officers and directors of Analog Devices, Inc., hereby severally constitute and appoint Jerald G. Fishman, Joseph E. McDonough, Paul P. Brountas and Mark G. Borden and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names, in the capacities indicated below, the Registration Statement filed herewith, and any and all amendments (including post-effective amendments) to said Registration Statement (or any other Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933) and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Analog Devices, Inc. to comply with the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to any such Registration Statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


    SIGNATURE                                              TITLE                           DATE
    ---------                                              -----                           ----

/s/ Jerald G. Fishman                              President, Chief Executive
-----------------------------------                Officer and Director
Jerald G. Fishman                                  (Principal Executive Officer)      December 5, 2001


    SIGNATURE                                              TITLE                           DATE
    ---------                                              -----                           ----

/s/ Ray Stata                                      Chairman of the Board
-----------------------------------                and Director                       December 5, 2001
Ray Stata

/s/ Joseph E. McDonough                            Vice President-Finance
----------------------------------                 and Chief Financial
Joseph E. McDonough                                Officer (Principal Financial
                                                   and Accounting Officer)            December 5, 2001


/s/ John L. Doyle                                  Director                           December 5, 2001
----------------------------------
John L. Doyle


/s/ Charles O. Holliday, Jr.                       Director                           December 5, 2001
----------------------------------
Charles O. Holliday, Jr.


/s/ F. Grant Saviers                               Director                           December 5, 2001
----------------------------------
F. Grant Saviers


/s/ Joel Moses                                     Director                           December 5, 2001
----------------------------------
Joel Moses


/s/ Lester C. Thurow                               Director                           December 5, 2001
----------------------------------
Lester C. Thurow

                                  EXHIBIT INDEX


EXHIBIT
NUMBER      DESCRIPTION
-------     -----------
  4.1       Restated Articles of Organization of Analog Devices, Inc.
            (incorporated herein by reference to the Registrant's Quarterly
            Report on Form 10-Q for the quarterly period ended January 30, 1999, filed with the Commission on March 15, 1999)

  4.2 By-Laws of the Registrant, as amended (incorporated herein by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended November 1, 1997, filed with the Commission on January 28, 1998)

  5         Opinion of Hale and Dorr LLP, counsel to the Registrant

 23.1       Consent of Hale and Dorr LLP (included in Exhibit 5)

 23.2       Consent of Ernst & Young LLP

 24 Power of Attorney (included on the signature page of this Registration Statement)

 99         Analog Devices, Inc. 2001 Broad-Based Stock Option Plan